Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 43% TO $51.0 BILLION
SEATTLE—(BUSINESS WIRE) April 26, 2018—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2018.
Operating cash flow increased 4% to $18.2 billion for the trailing twelve months, compared with $17.5 billion for the trailing twelve months ended March 31, 2017. Free cash flow decreased to $7.3 billion for the trailing twelve months, compared with $10.1 billion for the trailing twelve months ended March 31, 2017. Free cash flow less lease principal repayments decreased to $1.1 billion for the trailing twelve months, compared with $6.1 billion for the trailing twelve months ended March 31, 2017. Free cash flow less finance lease principal repayments and assets acquired under capital leases decreased to an outflow of $3.0 billion for the trailing twelve months, compared with an inflow of $3.3 billion for the trailing twelve months ended March 31, 2017.
Common shares outstanding plus shares underlying stock-based awards totaled 504 million on March 31, 2018, compared with 497 million one year ago.
Net sales increased 43% to $51.0 billion in the first quarter, compared with $35.7 billion in first quarter 2017. Excluding the $1.6 billion favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 39% compared with first quarter 2017.
Operating income increased 92% to $1.9 billion in the first quarter, compared with operating income of $1.0 billion in first quarter 2017.
Net income was $1.6 billion in the first quarter, or $3.27 per diluted share, compared with net income of $724 million, or $1.48 per diluted share, in first quarter 2017.
“AWS had the unusual advantage of a seven-year head start before facing like-minded competition, and the team has never slowed down,” said Jeff Bezos, Amazon founder and CEO. “As a result, the AWS services are by far the most evolved and most functionality-rich. AWS lets developers do more and be nimbler, and it continues to get even better every day. That’s why you’re seeing this remarkable acceleration in AWS growth, now for two quarters in a row. A huge thank you to all our AWS customers, and you can be sure we’ll keep working hard for you.”
Highlights

•
For the third year in a row, customers voted Amazon #1 in corporate reputation in the Harris Poll, a poll that surveys more than 25,000 people and evaluates public perceptions classified into six dimensions of corporate reputation: Workplace Environment, Social Responsibility, Emotional Appeal, Financial Performance, Vision & Leadership, and Products & Services.

•
U.S. consumers ranked Amazon #1 in the American Customer Satisfaction Index for the Internet Retail category for the eighth year in a row. The 50,000-person poll measures perceptions of quality and value across retailers nationwide. Additionally, U.K. customers ranked Amazon.co.uk #1 in customer satisfaction for the fifth consecutive time based on a nationwide poll of 10,000 consumers by the U.K. Customer Satisfaction Index.

•	LinkedIn recognized Amazon as the #1 most desirable workplace in the U.S. based on data about where job seekers want to work and how long employees stay with companies across the country.

•
Amazon and Best Buy announced a multi-year, exclusive collaboration to bring the next generation of Fire TV Edition smart TVs to customers in the U.S. and Canada. Together, Amazon and Best Buy will launch more than ten 4K and HD Fire TV Edition models from Toshiba and Insignia brands, available for purchase in 2018 through Best Buy stores, BestBuy.com, and Amazon.com.

•
Amazon acquired Ring, a home security company. The two companies will work together to accelerate Ring’s mission to reduce crime in neighborhoods with affordable, effective home security products and services.

•
Amazon introduced FreeTime on Alexa, the first Alexa experience built from the ground-up just for kids. These new offerings bring Alexa-specific features and premium content to Amazon’s popular FreeTime and FreeTime Unlimited services, all available on Echo, Echo Dot, and Echo Plus devices. Amazon also announced the Echo Dot Kids Edition, the easiest way to get started with FreeTime and FreeTime Unlimited on Alexa.

•
Amazon released new features for Alexa, including Follow-Up mode, which makes Alexa more conversational by allowing for follow-up requests without having to repeat the wake word; Alexa Donations, which allows customers to make donations to charities via voice using Amazon Pay; Brief Mode, which shortens Alexa’s responses; the ability to add music and podcasts to daily Alexa Routines; and hands-free Alexa support on Fire 7 and Fire HD 8 tablets when plugged in, so customers can simply use their voice to ask Alexa on their tablet to play a song, turn off the lights, start or pause a movie, and much more.

•
Amazon introduced Alexa Skill Blueprints so customers with no programming experience can create their own personalized Alexa skills. Through a set of easy-to-use templates, customers in the U.S. can create unique experiences for their Alexa-enabled devices in just minutes, including jokes, stories, party games, Q&A, and more.

•
Amazon released new developer tools and Alexa features to make voice-controlled entertainment even easier, including the expansion of far-field voice control on Fire TV for the U.K. and Germany, and additions to the Video Skill API such as capabilities that enable customers to set and manage DVR recordings with their voice.

•
Amazon introduced more ways for Alexa developers to build engaging skills, including the new Alexa Skills Kit developer console, which provides a streamlined experience to help developers create, manage, and publish Alexa skills. Alexa now features more than 40,000 skills created by third-party developers, including new experiences from Lonely Planet, Pokémon, Denny’s, a Westwood One Sports Integration for March Madness, and a premium streaming service from TuneIn exclusively for Alexa.

•
Amazon introduced new ways for customers to communicate using Alexa, including the launch of Alexa Calling and Messaging on Fire, iOS, and Android tablets, as well as Alexa Announcements, a new feature to make one-way announcements to all other Echo devices in the household.

•	Alexa is now available on even more devices via the Alexa Voice Service, including new car models from Toyota, including Avalon, Rav4, and Corolla, and the Switch+ connected light switch from ecobee.

•
Amazon Studios greenlit new series Cortés from executive producers Steven Spielberg and Steven Zaillian, starring Javier Bardem, and Utopia, a series written by Gillian Flynn, author of Gone Girl. Additionally, Amazon Studios acquired the global television rights to Consider Phlebas, the first novel of the Culture series by Iain M. Banks.

•	Prime Video premiered new seasons of customer-favorites Bosch (season four) and Sneaky Pete (season two).

•
The Prime Video Direct Film Festival Stars Program has made 70 films available exclusively on Prime Video. This program provides a distribution model for films screened at premiere film festivals, including Sundance, Tribeca, SXSW, and TIFF, and has resulted in millions of dollars of upfront cash bonuses being paid to independent filmmakers and rights holders.

•	Tens of millions of paid customers are now enjoying Amazon Music, and Amazon Music Unlimited subscriptions grew more than 100% over the last six months.

•	Amazon, Chase, and Whole Foods Market announced that eligible Prime members can earn 5% back on Whole Foods Market purchases when using the Amazon Prime Rewards Visa Card.

•	Amazon introduced grocery delivery from Whole Foods Market in 10 cities in the U.S., offering customers free two-hour delivery on thousands of natural and organic groceries and locally-sourced items.

•
Amazon.com.mx celebrated the first anniversary of Prime and now has over 20 million items available for fast, free delivery. In the past year, members in over 13,000 postal codes in Mexico received Amazon Prime packages.

•	Amazon.cn launched Prime Reading, the first entertainment benefit for Prime members in China. Prime Reading joins the growing list of benefits for Prime members in China.

•
Amazon Global Selling allows small and medium-sized businesses to more easily connect with international customers. In 2017, global sellers’ sales grew by more than 50% worldwide, representing more than 25% of total third-party seller sales on Amazon.

•
Amazon launched Fulfillment by Amazon (FBA) in Australia, offering small and medium-sized businesses selling on Amazon.com.au the ability to leverage the Amazon fulfillment network to better scale and reach more customers.

•	In Europe, Amazon launched additional locations for public fulfillment center tours in Spain, Italy, and the U.K., joining over 25 other sites across North America and Europe.

•
The Amazon Sustainability Question Bank was launched to help customers quickly find information on the sustainability programs that are important to them. The site contains information about many of Amazon’s sustainability programs, including renewable energy, sustainable packaging, and improving efficiency across its operations. To learn more, visit www.amazon.com/sustainabilityquestionbank.

•
Amazon now has 15 fulfillment centers in the U.S. with solar panels producing power, as part of our commitment to host solar energy systems at 50 fulfillment centers by 2020, and our goal to power all of our global infrastructure using 100% renewable energy.

•
Amazon Web Services (AWS) announced several enterprise customers during the quarter: GoDaddy, Cox Automotive, Shutterfly, and NextGen Healthcare are going all-in on AWS; Amway built an IoT platform on AWS using a serverless architecture; LG Electronics has chosen AWS IoT Core services to connect all LGE Home appliances under the LG SmartThinQ brand; and Pfizer has selected Amazon Redshift as the enterprise standard for its mission critical analytical applications.

•
Tens of thousands of customers are using AWS machine learning services, with active users increasing more than 250% in the last year, spurred by the broad adoption of Amazon SageMaker. New customers using AWS machine learning technologies include Articulate, Cathay Pacific, Cerner, Cookpad, Cox Automotive, DailyLook, DigitalGlobe, Dow Jones, Echo360, Edmunds.com, Enetpulse, Expedia.com, FamilySearch, FICO, GE Healthcare, Genesys, Grammarly, Intuit, KloudGin, Lau Brothers, Limbik, Lionbridge, NFL, One Hour Translation, Polotico.eu, POPSUGAR, PubNub, Realtor.com, RedAwning.com, Shutterfly, TINT, Tinder, VidMob, VMware, and ZipRecruiter.

•
Amazon Aurora continues to be the fastest growing service in the history of AWS, with tens of thousands of customers using Amazon Aurora for their relational databases, a number that has increased by approximately 2.5x in the last year. New customers include ADP, Autodesk, Choice Hotels, TIBCO, Trend Micro, Cloudability, ZipRecruiter, BMLL Tech, Beachbody, Arizona State University, RecoChoku, FirstFuel, Mitel, and Wappa.

•
AWS announced that all generally available AWS services and features comply with the European Union’s General Data Protection Regulation (GDPR), meaning customers can deploy AWS services as a key part of their GDPR compliance plans in advance of the May 25, 2018 enforcement deadline.

•
AWS launched AWS Secrets Manager, a new service that helps customers protect access to their applications, services, and IT resources. With AWS Secrets Manager, customers can easily rotate, manage, and retrieve secrets — such as database credentials and API keys — in the AWS Cloud, on third-party services, and on-premises.

•
AWS announced Amazon Simple Storage Service (Amazon S3) One Zone-Infrequent Access (Z-IA) and general availability of Amazon S3 Select. Amazon S3 Z-IA is a new storage class that stores objects in a single Availability Zone and is designed for customers who want a lower-cost option for infrequently accessed data, but do not require the multiple Availability Zone data resilience model of other S3 storage classes. Amazon S3 Select enables customers to retrieve only the data they need from an object, which can dramatically improve the performance and reduce the cost of applications that need to access data in S3.

•
AWS launched the general availability of Amazon Transcribe and Amazon Translate, two new machine learning services which are part of the AWS machine learning portfolio. Amazon Transcribe provides grammatically correct transcriptions of audio files to allow audio data to be analyzed, indexed, and searched. Amazon Translate is a deep learning powered machine translation service that provides natural sounding language translation in both real-time and batch scenarios. These services further extend the language capabilities already provided on AWS with Amazon Lex for conversational interfaces, Amazon Polly for Text-to-Speech, and Amazon Comprehend for processing natural language to discover insights and contextual relationships in text.

•
Together with VMware, AWS announced the expansion of VMware Cloud on AWS into Europe and powerful new capabilities for migrating and protecting applications. VMware Cloud on AWS offers customers an operationally consistent and familiar way to run, manage, and secure applications in a hybrid cloud, with access to a broad range of innovative and comprehensive AWS services and robust disaster protection. New customers include The Brinks Company, Scripps Network Interactive, Cerner, and systems integrator DXC, who is launching a new portfolio of managed services for VMware Cloud on AWS.

•
AWS continues to expand its infrastructure, launching two Availability Zones and one Local Region in Osaka, Japan during the first quarter of 2018. AWS now operates 54 Availability Zones within 18 geographic Regions, and one Local Region, with announced plans for 12 more Availability Zones and four more regions in Bahrain, Hong Kong SAR, Sweden, and a second AWS GovCloud Region in the U.S. coming online between now and early 2019.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 26, 2018, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.

Second Quarter 2018 Guidance

•
Net sales are expected to be between $51.0 billion and $54.0 billion, or to grow between 34% and 42% compared with second quarter 2017. This guidance anticipates a favorable impact of approximately $1.2 billion or 320 basis points from foreign exchange rates.

•	Operating income is expected to be between $1.1 billion and $1.9 billion, compared with $628 million in second quarter 2017.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2018	2017	2018

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$19,934	$21,856	$12,781	$16,301
OPERATING ACTIVITIES:
Net income	724	1,629	2,583	3,938
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	2,435	3,671	8,725	12,714
Stock-based compensation	792	1,182	3,223	4,605
Other operating expense, net	42	56	157	216
Other expense (income), net	(40)	(184)	(10)	(437)
Deferred income taxes	(22)	141	(279)	134
Changes in operating assets and liabilities:
Inventories	947	2,220	(1,249)	(2,309)
Accounts receivable, net and other	965	1,029	(2,872)	(4,716)
Accounts payable	(6,865)	(10,216)	3,935	3,749
Accrued expenses and other	(1,404)	(2,225)	1,277	(538)
Unearned revenue	807	906	2,057	838
Net cash provided by (used in) operating activities	(1,619)	(1,791)	17,547	18,194
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(2,148)	(3,098)	(8,539)	(12,905)
Proceeds from property and equipment incentives	287	371	1,122	1,981
Acquisitions, net of cash acquired, and other	(45)	(13)	(146)	(13,939)
Sales and maturities of marketable securities	1,910	2,677	5,350	10,444
Purchases of marketable securities	(1,354)	(470)	(7,997)	(11,846)
Net cash provided by (used in) investing activities	(1,350)	(533)	(10,210)	(26,265)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	21	125	630	16,332
Repayments of long-term debt and other	(40)	(202)	(192)	(1,463)
Principal repayments of capital lease obligations	(832)	(2,015)	(3,891)	(5,981)
Principal repayments of finance lease obligations	(37)	(72)	(155)	(235)
Net cash provided by (used in) financing activities	(888)	(2,164)	(3,608)	8,653
Foreign currency effect on cash, cash equivalents, and restricted cash	224	248	(209)	733
Net increase (decrease) in cash, cash equivalents, and restricted cash	(3,633)	(4,240)	3,520	1,315
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$16,301	$17,616	$16,301	$17,616
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$4	$282	$292	$607
Cash paid for interest on capital and finance lease obligations	61	129	220	387
Cash paid for income taxes, net of refunds	246	513	520	1,224
Property and equipment acquired under capital leases	1,888	2,270	6,717	10,020
Property and equipment acquired under build-to-suit leases	1,200	741	2,057	3,081
______________________________
As a result of the adoption of new accounting guidance, we retrospectively adjusted our consolidated statements of cash flows to add restricted cash to cash and cash equivalents.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2018

Net product sales	$23,734	$31,605
Net service sales	11,980	19,437
Total net sales	35,714	51,042
Operating expenses:
Cost of sales	22,440	30,735
Fulfillment	4,697	7,792
Marketing	1,920	2,699
Technology and content	4,813	6,759
General and administrative	795	1,067
Other operating expense, net	44	63
Total operating expenses	34,709	49,115
Operating income	1,005	1,927
Interest income	39	80
Interest expense	(139)	(330)
Other income (expense), net	48	239
Total non-operating income (expense)	(52)	(11)
Income before income taxes	953	1,916
Provision for income taxes	(229)	(287)
Net income	$724	$1,629
Basic earnings per share	$1.52	$3.36
Diluted earnings per share	$1.48	$3.27
Weighted-average shares used in computation of earnings per share:
Basic	477	484
Diluted	490	498

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended March 31,
	2017	2018

Net income	$724	$1,629
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(13) and $21	187	59
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $(1) and $9	(2)	(44)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0 and $0	3	2
Net unrealized gains (losses) on available-for-sale debt securities	1	(42)
Total other comprehensive income (loss)	188	17
Comprehensive income	$912	$1,646

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2017	2018

North America
Net sales	$20,992	$30,725
Operating expenses	20,396	29,576
Operating income	$596	$1,149

International
Net sales	$11,061	$14,875
Operating expenses	11,542	15,497
Operating income (loss)	$(481)	$(622)

AWS
Net sales	$3,661	$5,442
Operating expenses	2,771	4,042
Operating income	$890	$1,400

Consolidated
Net sales	$35,714	$51,042
Operating expenses	34,709	49,115
Operating income	1,005	1,927
Total non-operating income (expense)	(52)	(11)
Provision for income taxes	(229)	(287)
Net income	$724	$1,629

Segment Highlights:
Y/Y net sales growth:
North America	24%	46%
International	16	34
AWS	43	49
Consolidated	23	43
Net sales mix:
North America	59%	60%
International	31	29
AWS	10	11
Consolidated	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2017	March 31, 2018
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,522	$16,676
Marketable securities	10,464	8,287
Inventories	16,047	13,840
Accounts receivable, net and other	13,164	12,026
Total current assets	60,197	50,829
Property and equipment, net	48,866	52,331
Goodwill	13,350	13,388
Other assets	8,897	9,814
Total assets	$131,310	$126,362
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,616	$25,172
Accrued expenses and other	18,170	16,691
Unearned revenue	5,097	6,182
Total current liabilities	57,883	48,045
Long-term debt	24,743	24,640
Other long-term liabilities	20,975	22,214
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 507 and 508
Outstanding shares — 484 and 485	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	21,389	22,563
Accumulated other comprehensive loss	(484)	(467)
Retained earnings	8,636	11,199
Total stockholders’ equity	27,709	31,463
Total liabilities and stockholders’ equity	$131,310	$126,362

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM) (1)	$17,203	$17,547	$17,802	$16,996	$18,365	$18,194	4%
Operating cash flow -- TTM Y/Y growth	44%	52%	36%	13%	7%	4%	N/A
Purchases of property and equipment, including internal-use software and website development, net of proceeds from property and equipment incentives -- TTM	$6,737	$7,417	$8,207	$9,027	$10,058	$10,924	47%
Principal repayments of capital lease obligations -- TTM	$3,860	$3,891	$4,003	$4,331	$4,799	$5,981	54%
Principal repayments of finance lease obligations -- TTM	$147	$155	$170	$175	$200	$235	52%
Property and equipment acquired under capital leases -- TTM	$5,704	$6,717	$8,019	$8,905	$9,637	$10,020	49%
Free cash flow -- TTM (1) (2)	$10,466	$10,130	$9,595	$7,969	$8,307	$7,270	(28)%
Free cash flow less lease principal repayments -- TTM (1) (3)	$6,459	$6,084	$5,422	$3,463	$3,308	$1,054	(83)%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (1) (4)	$4,615	$3,258	$1,406	$(1,111)	$(1,530)	$(2,985)	(192)%
Invested capital (5)	$39,126	$42,114	$45,537	$52,690	$60,368	$68,377	62%
Common shares and stock-based awards outstanding	497	497	502	503	504	504	1%
Common shares outstanding	477	478	480	482	484	485	1%
Stock-based awards outstanding	20	20	22	21	20	19	(2)%
Stock-based awards outstanding -- % of common shares outstanding	4.2%	4.1%	4.5%	4.4%	4.2%	3.9%	N/A
Results of Operations
Worldwide (WW) net sales	$43,741	$35,714	$37,955	$43,744	$60,453	$51,042	43%
WW net sales -- Y/Y growth, excluding F/X	24%	24%	26%	33%	36%	39%	N/A
WW net sales -- TTM	$135,987	$142,572	$150,123	$161,154	$177,866	$193,194	36%
WW net sales -- TTM Y/Y growth, excluding F/X	28%	26%	26%	27%	31%	34%	N/A
Operating income	$1,255	$1,005	$628	$347	$2,127	$1,927	92%
F/X impact -- favorable (unfavorable)	$7	$(31)	$(38)	$(39)	$(33)	$(29)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	13%	(3)%	(48)%	(33)%	72%	95%	N/A
Operating margin -- % of WW net sales	2.9%	2.8%	1.7%	0.8%	3.5%	3.8%	N/A
Operating income -- TTM	$4,186	$4,120	$3,462	$3,234	$4,106	$5,028	22%
Operating income -- TTM Y/Y growth (decline), excluding F/X	83%	34%	(9)%	(17)%	1%	25%	N/A
Operating margin -- TTM % of WW net sales	3.1%	2.9%	2.3%	2.0%	2.3%	2.6%	N/A
Net income	$749	$724	$197	$256	$1,856	$1,629	125%
Net income per diluted share	$1.54	$1.48	$0.40	$0.52	$3.75	$3.27	121%
Net income -- TTM	$2,371	$2,583	$1,922	$1,926	$3,033	$3,938	52%
Net income per diluted share -- TTM	$4.90	$5.31	$3.94	$3.94	$6.15	$7.90	49%
______________________________

(1)	As a result of the adoption of new accounting guidance, we retrospectively adjusted our consolidated statements of cash flows to add restricted cash to cash and cash equivalents.

(2)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net of proceeds from property and equipment incentives,” which both are included in cash flow from investing activities.

(3)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(4)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which is included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(5)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Y/Y % Change
Segments
North America Segment:
Net sales	$26,240	$20,992	$22,370	$25,446	$37,302	$30,725	46%
Net sales -- Y/Y growth, excluding F/X	22%	23%	27%	35%	42%	46%	N/A
Net sales -- TTM	$79,785	$83,781	$88,476	$95,048	$106,110	$115,843	38%
Operating Income:
Operating income	$816	$596	$436	$112	$1,692	$1,149	93%
F/X impact -- favorable (unfavorable)	$11	$4	$11	$(12)	$(8)	$(10)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	26%	1%	(40)%	(51)%	108%	95%	N/A
Operating margin -- % of North America net sales	3.1%	2.8%	1.9%	0.4%	4.5%	3.7%	N/A
Operating income -- TTM	$2,361	$2,369	$2,102	$1,960	$2,837	$3,390	43%
Operating margin -- TTM % of North America net sales	3.0%	2.8%	2.4%	2.1%	2.7%	2.9%	N/A
International Segment:
Net sales	$13,965	$11,061	$11,485	$13,714	$18,038	$14,875	34%
Net sales -- Y/Y growth, excluding F/X	23%	21%	22%	28%	22%	21%	N/A
Net sales -- TTM	$43,983	$45,477	$47,119	$50,224	$54,297	$58,111	28%
Operating income (loss):
Operating income (loss)	$(487)	$(481)	$(724)	$(936)	$(919)	$(622)	29%
F/X impact -- favorable (unfavorable)	$5	$(32)	$(59)	$(13)	$20	$70	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	354%	272%	393%	71%	93%	44%	N/A
Operating margin -- % of International net sales	(3.5)%	(4.4)%	(6.3)%	(6.8)%	(5.1)%	(4.2)%	N/A
Operating income (loss) -- TTM	$(1,283)	$(1,644)	$(2,233)	$(2,629)	$(3,062)	$(3,202)	95%
Operating margin -- TTM % of International net sales	(2.9)%	(3.6)%	(4.7)%	(5.2)%	(5.6)%	(5.5)%	N/A
AWS Segment:
Net sales	$3,536	$3,661	$4,100	$4,584	$5,113	$5,442	49%
Net sales -- Y/Y growth, excluding F/X	47%	43%	42%	42%	44%	48%	N/A
Net sales -- TTM	$12,219	$13,314	$14,529	$15,882	$17,459	$19,240	45%
Operating income:
Operating income	$926	$890	$916	$1,171	$1,354	$1,400	57%
F/X impact -- favorable (unfavorable)	$(9)	$(3)	$10	$(14)	$(45)	$(89)	N/A
Operating income -- Y/Y growth, excluding F/X	61%	48%	26%	38%	51%	67%	N/A
Operating margin -- % of AWS net sales	26.2%	24.3%	22.3%	25.5%	26.5%	25.7%	N/A
Operating income -- TTM	$3,108	$3,395	$3,593	$3,903	$4,331	$4,840	43%
Operating margin -- TTM % of AWS net sales	25.4%	25.5%	24.7%	24.6%	24.8%	25.2%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Y/Y % Change
Net Sales:
Online stores (1)	$29,548	$22,826	$23,754	$26,392	$35,383	$26,939	18%
Online stores - Y/Y growth, excluding F/X	16%	16%	18%	22%	17%	13%	N/A
Physical stores (2)				$1,276	$4,522	$4,263	N/A
Third-party seller services (3)	$7,456	$6,438	$6,991	$7,928	$10,523	$9,265	44%
Third-party seller services - Y/Y growth, excluding F/X	39%	36%	40%	40%	38%	39%	N/A
Subscription services (4)	$2,130	$1,939	$2,165	$2,441	$3,177	$3,102	60%
Subscription services - Y/Y growth, excluding F/X	33%	52%	53%	59%	47%	56%	N/A
AWS	$3,536	$3,661	$4,100	$4,584	$5,113	$5,442	49%
AWS - Y/Y growth, excluding F/X	47%	43%	42%	42%	44%	49%	N/A
Other (5)	$1,071	$850	$945	$1,123	$1,735	$2,031	139%
Other - Y/Y growth, excluding F/X	99%	58%	53%	58%	60%	132%	N/A

Stock-based Compensation Expense
Cost of sales	$9	$8	$12	$13	$14	$15	76%
Fulfillment	$190	$163	$261	$230	$256	$244	49%
Marketing	$102	$94	$133	$135	$148	$161	71%
Technology and content	$493	$441	$633	$595	$637	$631	43%
General and administrative	$93	$86	$119	$112	$124	$132	54%
Total stock-based compensation expense	$887	$792	$1,158	$1,085	$1,179	$1,183	49%
Other
WW shipping costs	$5,634	$4,383	$4,568	$5,401	$7,368	$6,069	38%
WW shipping costs -- Y/Y growth	35%	34%	36%	39%	31%	38%	N/A
WW paid units -- Y/Y growth (6)	24%	24%	27%	25%	23%	22%	N/A
WW seller unit mix -- % of WW paid units (6)	49%	50%	51%	50%	51%	52%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	341,400	351,000	382,400	541,900	566,000	563,100	60%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	48%	43%	42%	77%	66%	60%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, music, videos, games, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in Subscription services.

(2)	Includes product sales where our customers physically select items in a store.

(3)	Includes commissions, related fulfillment and shipping fees, and other third-party seller services.

(4)	Includes annual and monthly fees associated with Amazon Prime membership, as well as audiobook, e-book, digital video, digital music, and other non-AWS subscription services.

(5)	Primarily includes sales of advertising services, as well as sales related to our other service offerings.

(6)	Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, amazon-ir@amazon.com	Ty Rogers, amazon-pr@amazon.com
www.amazon.com/ir	www.amazon.com/about